Press Release

Excelerate Energy Reports Strong First Quarter 2024 Results

The Woodlands, TX, May 8, 2024 – Excelerate Energy, Inc. (NYSE: EE) (the Company or Excelerate) today reported its financial results for the first quarter ended March 31, 2024.

RECENT Highlights

•
Reported Net Income of $28.1 million for the first quarter
•
Reported Adjusted EBITDA of $75.4 million for the first quarter
•
Commenced 10-year charter with Petrobras for the floating storage and regasification unit (FSRU) Sequoia in January
•
Signed a long-term contract to purchase 0.85 to 1.0 MTPA of LNG from QatarEnergy on a delivered ex-ship basis in Bangladesh for 15 years, beginning January 2026
•
Declared a quarterly dividend of $0.025 per share, payable on June 6, 2024

CEO Comment

“We are pleased to have delivered strong first quarter financial results. Our performance during the quarter reflects the fundamental earnings power of Excelerate's core regasification business that provides us with the financial strength and flexibility to pursue new opportunities around the world,” said Steven Kobos, President and Chief Executive Officer of Excelerate.

Kobos continued, “As a global energy company and a leading provider of integrated LNG solutions, Excelerate Energy is committed to advancing our powerful growth story. In the first half of the year, we have made good progress towards our plan to drive meaningful value creation for our shareholders. We are in advanced discussions with several counterparties for LNG infrastructure investments and strategic partnerships that would expand our global presence and could serve as catalysts to build on our expected earnings growth.”

FIRST Quarter 2024 Financial REsults

	For the three months ended
	March 31,	December 31,	March 31,
(in millions, except per share amounts)	2024	2023	2023
Revenues	$200.1	$240.1	$211.1
Operating Income	$45.2	$39.9	$49.6
Net Income	$28.1	$20.0	$30.7
Adjusted Net Income (1)	$28.1	$20.0	$32.7
Adjusted EBITDA (1)	$75.4	$71.4	$79.9
Earnings Per Share (diluted)	$0.24	$0.14	$0.26

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the first quarter of 2024 increased sequentially from last quarter primarily due to the timing of vessel operating costs, and the timing of certain selling, general and administrative expenses, including business development expenditures, which were lower in the first quarter of this year as compared to the last quarter of last year.

Net Income and Adjusted EBITDA for the first quarter of 2024 decreased from the prior year first quarter primarily due to the drydocking of the FSRU Summit LNG, and a decrease in Brazil gas sales as the FSRU Sequoia transitioned to a time charter party agreement in Brazil, partially offset by a full quarter of our charter with Germany, the commencement of the FSRU Sequoia time charter party agreement in Brazil, and the impact of various charter rate increases executed during 2023.

Key Commercial Updates

Capital Deployment Plan

Excelerate is making progress towards its plan to drive value creation for its shareholders. The Company expects to deploy significant growth capital over the next few years in support of its portfolio of inorganic and organic commercial opportunities. Capital expenditures associated with incremental commercial opportunities are expected to be reflected in committed growth capital, which is defined as capital allocated and committed to specific investments currently in execution, upon the execution of definitive agreements.

QatarEnergy

In January 2024, Excelerate signed a 15-year LNG Sales and Purchase Agreement (“SPA”) with QatarEnergy. Under the agreement, Excelerate will purchase 0.85 to 1.0 million tonnes per annum ("MTPA") of LNG from QatarEnergy on a delivered ex-ship basis beginning in January 2026. Excelerate will purchase 0.85 MTPA of LNG in 2026 and 2027 and 1.0 MTPA from 2028 to 2040. The contract is expected to provide reliable LNG supply for Excelerate’s previously announced SPA with Petrobangla in Bangladesh.

Liquidity and capital resources

As of March 31, 2024, Excelerate had $578.9 million in cash and cash equivalents, $40 million of letters of credit issued and no outstanding borrowings under its $350 million revolving credit facility.

On May 2, 2024, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.025 per share of Class A common stock, which will be paid on June 6, 2024, to shareholders of record as of the close of business on May 22, 2024.

2024 Financial Outlook

Excelerate is reaffirming its full year guidance range. The Company expects Adjusted EBITDA to range between $315 million and $335 million for the full year 2024. Committed Growth Capex is expected to range between $70 million and $80 million. Maintenance Capex for 2024 is expected to range between $50 million and $60 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, May 9, 2024. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, London, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2024 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus the non-cash write-off of deferred financing costs related to our prior credit agreement. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this presentation primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or project cancellation; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; risks associated with conducting business in foreign countries, including political, legal, and economic risk; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; our ability to pay dividends on our Class A common stock; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$156,994	$129,594	$118,577
Gas sales	43,119	110,470	92,479
Total revenues	200,113	240,064	211,056
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	70,613	71,519	58,792
Direct cost of gas sales	39,879	79,407	55,185
Depreciation and amortization	22,910	25,197	25,193
Selling, general and administrative expenses	21,552	24,083	22,317
Total operating expenses	154,954	200,206	161,487
Operating income	45,159	39,858	49,569
Other income (expense)
Interest expense	(12,146)	(13,108)	(11,955)
Interest expense – related party	(3,460)	(3,750)	(3,592)
Earnings from equity method investment	531	625	416
Other income, net	4,957	4,163	3,904
Income before income taxes	35,041	27,788	38,342
Provision for income taxes	(6,901)	(7,744)	(7,603)
Net income	28,140	20,044	30,739
Less net income attributable to non-controlling interest	21,816	16,336	23,895
Net income attributable to shareholders	$6,324	$3,708	$6,844

Net income per common share – basic	$0.24	$0.14	$0.26
Net income per common share – diluted	$0.24	$0.14	$0.26
Weighted average shares outstanding – basic	26,161,691	26,261,774	26,254,167
Weighted average shares outstanding – diluted	26,182,050	26,271,362	26,269,862

Excelerate Energy, Inc.

Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$578,882	$555,853
Current portion of restricted cash	3,613	2,655
Accounts receivable, net	66,416	97,285
Current portion of net investments in sales-type leases	18,034	16,463
Other current assets	26,651	27,356
Total current assets	693,596	699,612
Restricted cash	14,157	13,950
Property and equipment, net	1,650,204	1,649,779
Net investments in sales-type leases	378,184	383,547
Investment in equity method investee	21,038	21,269
Deferred tax assets, net	41,812	42,948
Other assets	58,690	49,274
Total assets	$2,857,681	$2,860,379
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,304	$13,761
Accrued liabilities and other liabilities	93,611	89,796
Current portion of deferred revenue	20,719	27,169
Current portion of long-term debt	44,383	42,614
Current portion of long-term debt – related party	8,487	8,336
Current portion of finance lease liabilities	22,411	22,080
Total current liabilities	196,915	203,756
Long-term debt, net	322,527	333,367
Long-term debt, net – related party	169,361	171,693
Finance lease liabilities	184,474	189,807
TRA liability	67,060	67,061
Asset retirement obligations	42,289	41,834
Other long-term liabilities	46,857	43,507
Total liabilities	$1,029,483	$1,051,025
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,366,192 shares issued as of March 31, 2024 and 26,284,027 shares issued as of December 31, 2023)	26	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of March 31, 2024 and December 31, 2023)	82	82
Additional paid-in capital	465,667	465,551
Retained earnings	45,405	39,754
Accumulated other comprehensive income	1,052	505
Treasury stock (648,356 shares as of March 31, 2024 and 20,624 shares as of December 31, 2023)	(10,677)	(472)
Non-controlling interest	1,326,643	1,303,908
Total equity	$1,828,198	$1,809,354
Total liabilities and equity	$2,857,681	$2,860,379

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities	(In thousands)
Net income	$28,140	$30,739
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	22,910	25,193
Amortization of operating lease right-of-use assets	429	7,428
ARO accretion expense	455	436
Amortization of debt issuance costs	877	3,345
Deferred income taxes	1,119	682
Share of net earnings in equity method investee	(531)	(416)
Long-term incentive compensation expense	1,377	357
(Gain)/loss on non-cash items	—	1,326
Changes in operating assets and liabilities:
Accounts receivable	30,869	24,528
Other current assets and other assets	(7,344)	36,756
Accounts payable and accrued liabilities	(13,421)	(99,381)
Current portion of deferred revenue	(6,450)	17,357
Net investments in sales-type leases	3,792	3,366
Other long-term liabilities	2,439	(4,919)
Net cash provided by operating activities	$64,661	$46,797
Cash flows from investing activities
Purchases of property and equipment	(12,769)	(14,929)
Net cash used in investing activities	$(12,769)	$(14,929)
Cash flows from financing activities
Repurchase of Class A Common Stock	(8,418)	—
Repayments of long-term debt	(9,638)	(4,829)
Repayments of long-term debt – related party	(2,181)	(1,990)
Payment of debt issuance costs	—	(4,582)
Principal payments under finance lease liabilities	(5,002)	(5,297)
Dividends paid	(652)	—
Distributions	(2,051)	—
Minority owner contribution – Albania Power Project	209	337
Net cash used in financing activities	$(27,733)	$(16,361)

Effect of exchange rate on cash, cash equivalents, and restricted cash	35	(420)

Net increase in cash, cash equivalents and restricted cash	24,194	15,087

Cash, cash equivalents and restricted cash
Beginning of period	$572,458	$537,971
End of period	$596,652	$553,058

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands)
FSRU and terminal services revenues	$156,994	$129,594	$118,577
Gas sales revenues	43,119	110,470	92,479
Cost of revenue and vessel operating expenses	(70,613)	(71,519)	(58,792)
Direct cost of gas sales	(39,879)	(79,407)	(55,185)
Depreciation and amortization expense	(22,910)	(25,197)	(25,193)
Gross Margin	$66,711	$63,941	$71,886
Depreciation and amortization expense	22,910	25,197	25,193
Adjusted Gross Margin	$89,621	$89,138	$97,079

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands)
Net income	$28,140	$20,044	$30,739
Interest expense	15,606	16,858	15,547
Provision for income taxes	6,901	7,744	7,603
Depreciation and amortization expense	22,910	25,197	25,193
Accretion expense	455	451	436
Long-term incentive compensation expense	1,377	1,079	357
Adjusted EBITDA	$75,389	$71,373	$79,875

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands)
Net income	$28,140	$20,044	$30,739
Add back:
Non-cash debt issuance costs	—	—	1,990
Adjusted Net Income	$28,140	$20,044	$32,729

	2024E	2024E
(In millions)	Low Case	High Case
Income before income taxes	$146	$184
Interest expense	65	55
Depreciation and amortization expense	96	86
Long-term incentive compensation expense	6	9
Accretion expense	2	1
Adjusted EBITDA	315	335

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.